UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 9, 2020

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1400

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	DRH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2020 (the “Effective Date”), DiamondRock Hospitality Company (the “Company”), as parent guarantor, DiamondRock Hospitality Limited Partnership, as borrower, and certain subsidiaries of the Company, as guarantors, entered into a First Amendment to the Fifth Amended and Restated Credit Agreement dated as of July 25, 2019, with Wells Fargo Bank, National Association, as administrative agent, and certain other lenders named therein (the “Amended Credit Agreement”). Additionally, on June 9, 2020, the Company amended the terms of its existing $50 million senior unsecured term loan due in October 2023 (the “Term Loan”) to conform to the terms being amended in the Amended Credit Agreement.

The Amended Credit Agreement waives the quarterly-tested financial covenants from the Effective Date through the first quarter of 2021, unless the Company elects to terminate the waiver on an earlier date (such period between the Effective Date and such date of termination, the “Covenant Relief Period”).

During the Covenant Relief Period and until the date the Company has demonstrated compliance with the financial covenants for the fiscal quarter following the end of the Covenant Relief Period (the “Restriction Period”), (i) the Amended Credit Agreement requires that the net cash proceeds from certain incurrences of indebtedness, equity issuances and asset dispositions will, subject to various exceptions, be applied as a mandatory prepayment of the amounts outstanding under the Amended Credit Agreement and the Term Loan, (ii) the Amended Credit Agreement imposes an additional covenant that the Company and its subsidiaries maintain minimum liquidity of at least $100.0 million and (iii) the Amended Credit Agreement imposes additional negative covenants that will limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends and distributions (except to the extent required to maintain REIT status), repurchase shares, make prepayments of other indebtedness, make capital expenditures, conduct asset dispositions or transfers and make investments, in each case subject to various exceptions. During the Restriction Period, acquisitions of encumbered hotels are permitted, subject to a $300 million limitation, and acquisitions of unencumbered hotels are permitted subject to a partial repayment of the outstanding balance on the revolving credit facility or funded with junior capital.

Following the end of the Covenant Relief Period, the Amended Credit Agreement modifies certain financial covenants until January 1, 2022, unless the Company elects to terminate the period on an earlier date (the “Ratio Adjustment Period”), as follows:

•	Maximum Leverage Ratio is increased from 60% to 65%;
•	Unencumbered Leverage Ratio is increased from 60% to 65%; and
•	Unencumbered Implied Debt Service Coverage Ratio may not be less than 1.00 to 1.00 for the first two testing periods in the Ratio Adjustment Period, not less than 1.10 to 1.00 for the third testing period in the Ratio Adjustment Period and not less than 1.20 to 1.00 for all testing periods thereafter.

In addition, the Amended Credit Agreement specifies that during the Ratio Adjustment Period, the various income metrics used to calculate the financial covenants, including Adjusted NOI, Adjusted EBITDA and Fixed Charges will be calculated by annualizing such metrics as more fully set forth in the Amended Credit Agreement for the testing periods commencing April 1, 2021 (or the first testing period if the Covenant Relief Period is terminated early) through December 31, 2021 (or earlier if the Covenant Relief Period is terminated early).

During the Covenant Relief Period and until the earlier of (i) January 1, 2022 and (ii) the date on which the Company has demonstrated compliance with the financial covenants, without giving effect to the modifications imposed during the Ratio Adjustment Period for two consecutive quarters following the

Covenant Relief Period, the equity interests of certain subsidiaries of the Company that own unencumbered properties are required to be pledged to secure the obligations owing under the Amended Credit Agreement and the Term Loan.

During the Covenant Relief Period and the Ratio Adjustment Period, the Amended Credit Agreement also sets the applicable interest rate to the highest leverage-based margin applicable under the credit agreement prior to the amendment, as follows: (i) for all revolving loans outstanding, LIBOR plus a margin of 2.40% per annum, and (ii) for all term loans outstanding, LIBOR plus a margin of 2.35% per annum. The Amended Credit Agreement also adds a LIBOR floor of 25 basis points to the variable interest rate calculation.

As of June 9, 2020, $400 million of borrowings were outstanding under the revolving credit facility and $400 million of term loans were outstanding under the Amended Credit Agreement and the Term Loan.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by the full terms and conditions of the Amended Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The information set forth under Item 1.01 of this Current Report hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on June 10, 2020 to announce the Amended Credit Agreement as discussed above is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to this Current Report, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

d)             Exhibits

Exhibit No.	Description

10.1	First Amendment to Fifth Amended and Restated Credit Agreement

99.1	Press Release, dated June 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: June 10, 2020	By	/s/ Briony R. Quinn
Briony R. Quinn
Senior Vice President and Treasurer